EXHIBIT 23.02


INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the incorporation of our report dated March 19, 2002 in this Registration Statement on Form SB-2 of Demand Financial International, Ltd.

We also consent to the references to us under the heading "Experts" in such document.


April 8, 2002

 /s/ Malone & Bailey, PLLC
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     Malone & Bailey, PLLC
     Houston, Texas